EXHIBIT 23.1
     CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2002 Equity Incentive Plan and 1997 Employee Stock Purchase Plan of A.P. Pharma, Inc. of our report dated February 24, 2006, with respect to the financial statements and schedule of A.P. Pharma, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.


                                      /S/ Ernst & Young LLP
                                      ---------------------
                                      Ernst & Young LLP
Palo Alto, California
October 10, 2006